Investors
Louis Alterman
404-748-7650
678-472-3252
altermanlo@corp.earthlink.com

Media
Michele Sadwick
404-748-7255
404-769-8421
sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES THIRD QUARTER 2012 RESULTS
Announces Investment in Nationwide Fiber and Data Center Footprint, Plans to Reduce Debt

ATLANTA - October 30, 2012 - EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its third quarter ended September 30, 2012.
Highlights for the third quarter include:

•	Net income of $1.4 million or $0.01 per share

•	Adjusted EBITDA (a non-GAAP measure) of $69.5 million

•	Net cash provided by operating activities of $90.1 million

•	Unlevered free cash flow (a non-GAAP measure) of $45.0 million

•	Ending cash and marketable securities of $310.2 million

•	Announced $45 million investment in expanded fiber network and data centers

•	Intention to redeem 10% of its ITC^DeltaCom senior secured notes

“This quarter was one of continued progress as we move closer to our goal of transforming EarthLink into a nationwide IT services business,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff. “To meet the growing demand for cloud services, today we announced a significant investment in a nationwide data center footprint and fiber network expansion. We also announced plans to reduce debt on our balance sheet to further strengthen our financial position. From both a strategic and financial perspective, we believe EarthLink is positioning itself to capitalize on the significant IT services market opportunity.”

Financial and Operating Results
Total company revenue for the third quarter of 2012 was $334.8 million, a 1% decrease from the prior quarter and a 6% decrease from the year-ago quarter. Business Services revenue declined $0.4 million, or 0.2%, from the prior quarter. Business Services revenue for the third quarter of 2012 included approximately $1.5 million in net favorable settlements and reserve adjustments. For the quarter, Business Services comprised 77% of EarthLink's revenue, up from 74% in the year-ago quarter. Within the Consumer Services segment, broadband services accounted for 68% of consumer access revenue in the third quarter of 2012, up from 65% in the year-ago quarter. Consumer revenue declined $3.0 million sequentially, an improvement versus $3.4 million in the prior quarter and $4.4 million in the year-ago quarter.
The company's selling, general and administrative expenses were $110.0 million, or 33% of revenue, in the third quarter of 2012, as compared to expenses of $106.4 million in the prior quarter, or 31% of revenue, and $108.8 million, or 30% of revenue, in the year-ago quarter.

Profitability and Other Financial Measures
EarthLink's net income for the third quarter of 2012 was $1.4 million, or $0.01 per share, as compared to a net loss of $(1.1) million, or $(0.01) per share, in the prior quarter, and net income of $7.5 million, or $0.07 per share, in the year-ago quarter.
The company generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $69.5 million in the third quarter of 2012, versus Adjusted EBITDA of $66.4 million in the prior quarter and $90.5 million in the year-ago quarter. The prior quarter included an $8.3 million increase in reserves for regulatory audits.

Balance Sheet and Cash Flow
Net cash provided by operating activities was $90.1 million during the third quarter of 2012, compared to $22.3 million in the prior quarter and $71.0 million in the year-ago quarter. EarthLink generated unlevered free cash flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $45.0 million during the third quarter of 2012, compared to $41.9 million in the prior quarter and $60.0 million in the year-ago quarter.
As of September 30, 2012, the company reported cash and marketable securities of $310.2 million. Capital expenditures were $24.5 million for the third quarter of 2012. During the third quarter of 2012, the company returned value to shareholders through $5.1 million of dividend payments and repurchased 1.2 million shares of common stock at an average price of $6.70. Also today, EarthLink announced it will redeem 10% of its ITC^DeltaCom senior secured notes at a redemption price of 103%, or an aggregate amount of approximately $33 million, pursuant to the terms of the related Indenture.

Business Outlook
The following statements are forward-looking, and actual results may differ materially. See comments under “Cautionary Information Regarding Forward-Looking Statements” below. EarthLink undertakes no obligation to update these statements. Today, EarthLink updated its financial guidance ranges for the full year 2012. Management now expects Adjusted EBITDA of $277 million to $283 million and net income of $3 million to $5 million for the full year 2012. Over the next five quarters, through the fourth quarter of 2013, the company expects capital expenditures of $215 million to $225 million, which includes the aforementioned $45 million investment in fiber network expansion and data centers.
In a separate release, EarthLink announced today that it plans to launch its next generation cloud hosting platform in Rochester, NY and expand into four new data centers in San Jose, Chicago, Dallas and South Florida throughout 2013. The company also announced its intention to increase capacity on its nationwide IP network and add new network routes to offer 100 Gigabit services across its nationwide footprint. EarthLink will invest approximately $45 million over the next four quarters in these projects, which will result in a broader footprint and more robust capabilities than those discussed at the company's June 2012 investor day.

Non-GAAP Measures
Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.  Unlevered free cash flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less cash used for purchases of property and equipment.

Adjusted EBITDA and unlevered free cash flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 3 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors
Conference Call Details
Tuesday, October 30, 2012, at 8:30 a.m. ET hosted by EarthLink's Chairman and Chief Executive Officer Rolla P. Huff, President and Chief Operating Officer Joseph M. Wetzel, and Chief Financial Officer Bradley A. Ferguson.
U.S. and Canada Dial-in Number    800-706-0730
International Dial-in Number        706-634-5173
Participants should reference the conference ID number 39772902 or “EarthLink's 3rd Quarter 2012 Conference Call,” and dial in 10 minutes prior to scheduled start time.
Webcast
A live Webcast of the conference call will be available at: http://ir.earthlink.net/
Presentation
An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/
Replay
Replay available from 11:30 a.m. ET on October 30 through midnight on November 9, 2012.
Dial toll-free 855-859-2056. The replay confirmation code is 39772902.
The Webcast will be archived on the company's website at: http://ir.earthlink.net/events.cfm

2013 Annual Meeting
EarthLink has scheduled its 2013 Annual Meeting of Stockholders for Tuesday, April 23, 2013.

About EarthLink
EarthLink, Inc. (NASDAQ: ELNK) is a leading IT services and communications provider to more than 150,000 businesses and one million consumers nationwide. EarthLink empowers customers with managed services including cloud computing, managed and private cloud, and virtualization services such as managed hosting and cloud workspace. EarthLink also offers a robust portfolio of IT security, application hosting, colocation and IT support services. The company operates an extensive network spanning 28,800 route fiber miles with 90 metro fiber rings and 4 secure data centers providing ubiquitous nationwide data and voice IP service coverage across more than 90 percent of the country. Founded in 1994, EarthLink's award-winning reputation for outstanding service and product innovation is supported by an experienced team of professionals focused on best-in-class customer care.  For more information, visit EarthLink's website at www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements
This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include (1) that we may not be able to execute our strategy to grow our business services revenue, especially revenue from advanced products, in an expeditious manner, which could adversely impact our results of operations and cash flows; (2) that we may be unsuccessful or experience delays in integrating acquisitions into our business while we develop our Business Services advanced product portfolio, which could result in operating difficulties, losses and other adverse consequences; (3) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (4) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (5) that our failure to achieve operating efficiencies will adversely affect our results of operations; (6) that unfavorable general economic conditions could harm our business; (7) that we face significant competition in the communications and managed IT services industry that could reduce our profitability; (8) that decisions by the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (9) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (10) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (11) that we may experience reductions in switched access and reciprocal compensation revenue; (12) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (13) that if we are unable to renew our wholesale agreements with telecommunications carriers, our wholesale revenue and results of operations could be materially and adversely affected; (14) that we obtain a majority of our network equipment and software from a limited numbers of third-party suppliers; (15) that our consumer services commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations;  (16) that our consumer business is dependent on the availability and affordability of third-party network service providers; (17) that we face significant competition in the Internet industry that could reduce our profitability; (18) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (19) that potential regulation of Internet service providers could adversely affect our operations; (20) that we may be unable to hire and retain sufficient qualified personnel, including Business Services sales personnel, and that the loss of any of our key executive officers could adversely affect us; (21) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (22) that security breaches could damage our reputation and harm our operating results; (23) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (24) that our business depends on effective business support systems and processes; (25) that government regulations could adversely affect our business or force us to change our business practices and that we are subject to regulatory audit; (26) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (27) that we may not be able to protect our intellectual property; (28) that we are subject to claims that we have infringed upon the intellectual property rights of third parties, which are costly to defend, could result in our having to make significant payments and could limit our ability to use certain technologies in the future; (29) that if we are unable to successfully defend against legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (30) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (31) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (32) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (33) that we may require additional capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (34) that we may reduce, or cease payment of, quarterly cash dividends; (35) that our stock price may be volatile; and (36) that provisions of our third restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management's expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2011.

EARTHLINK, INC.
Unaudited Condensed Consolidated Statements Of Operations (1)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Revenues	$357,290	$334,786	$963,867	$1,017,340
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	161,327	157,920	429,407	485,473
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	108,827	110,028	295,786	326,533
Depreciation and amortization	46,567	45,665	113,336	136,899
Restructuring, acquisition and integration-related costs (2)	8,966	6,379	24,517	13,736
Total operating costs and expenses	325,687	319,992	863,046	962,641
Income from operations	31,603	14,794	100,821	54,699
Interest expense and other, net	(22,161)	(16,792)	(54,197)	(48,259)
Income (loss) before income taxes	9,442	(1,998)	46,624	6,440
Income tax (provision) benefit	(1,937)	3,370	(16,208)	1,089
Net income	$7,505	$1,372	$30,416	$7,529
Net income per share
Basic	$0.07	$0.01	$0.28	$0.07
Diluted	$0.07	$0.01	$0.28	$0.07
Weighted average common shares outstanding
Basic	107,794	105,001	108,585	105,833
Diluted	108,523	105,712	109,535	106,592

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

EARTHLINK, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	December 31, 2011	September 30, 2012

ASSETS
Current assets:
Cash and cash equivalents	$211,783	$261,793
Marketable securities	28,606	44,909
Restricted cash	1,781	1,013
Accounts receivable, net of allowance of $7,323 and $7,809 as of December 31, 2011 and September 30, 2012, respectively	114,757	119,378
Prepaid expenses	13,163	17,443
Deferred income taxes, net	38,437	41,641
Other current assets	23,530	20,068
Total current assets	432,057	506,245
Long-term marketable securities	1,001	3,463
Property and equipment, net	389,549	375,836
Long-term deferred income taxes, net	172,376	170,474
Goodwill	378,235	379,415
Other intangible assets, net	285,361	232,215
Other long-term assets	21,872	19,675
Total assets	$1,680,451	$1,687,323
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,023	$25,206
Accrued payroll and related expenses	29,090	30,893
Other accrued liabilities	126,841	156,565
Deferred revenue	61,440	52,782
Current portion of long-term debt and capital lease obligations	1,655	1,439
Total current liabilities	235,049	266,885
Long-term debt and capital lease obligations	653,765	650,163
Other long-term liabilities	38,493	35,554
Total liabilities	927,307	952,602
Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2011 and September 30, 2012	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 196,202 and 196,810 shares issued as of December 31, 2011 and September 30, 2012, respectively, and 106,193 and 104,521 shares outstanding as of December 31, 2011 and September 30, 2012, respectively	1,962	1,968
Additional paid-in capital	2,071,298	2,061,414
Accumulated deficit	(613,668)	(606,139)
Treasury stock, at cost, 90,009 and 92,289 shares as of December 31, 2011 and September 30, 2012, respectively	(706,434)	(722,538)
Accumulated other comprehensive income (loss)	(14)	16
Total stockholders’ equity	753,144	734,721
Total liabilities and stockholders’ equity	$1,680,451	$1,687,323

EARTHLINK, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (3)
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2012	2012

Net income (loss)	$7,505	$(1,106)	$1,372
Interest expense and other, net	22,161	15,709	16,792
Income tax provision (benefit)	1,937	(893)	(3,370)
Depreciation and amortization	46,567	45,980	45,665
Stock-based compensation expense	3,369	2,868	2,663
Restructuring, acquisition and integration-related costs (2)	8,966	3,836	6,379
Adjusted EBITDA (3)	$90,505	$66,394	$69,501

EARTHLINK, INC.
Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (3)
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2012	2012

Net income (loss)	$7,505	$(1,106)	$1,372
Interest expense and other, net	22,161	15,709	16,792
Income tax provision (benefit)	1,937	(893)	(3,370)
Depreciation and amortization	46,567	45,980	45,665
Stock-based compensation expense	3,369	2,868	2,663
Restructuring, acquisition and integration-related costs (2)	8,966	3,836	6,379
Purchases of property and equipment	(30,528)	(24,450)	(24,504)
Unlevered Free Cash Flow (3)	$59,977	$41,944	$44,997

EARTHLINK, INC.
Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (3)
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2012	2012

Net cash provided by operating activities	$71,007	$22,251	$90,006
Income tax provision (benefit)	1,937	(893)	(3,370)
Non-cash income taxes	(1,018)	2,848	1,458
Interest expense and other, net	22,161	15,709	16,792
Amortization of debt discount, premium and issuance costs	(3,533)	479	497
Restructuring, acquisition and integration-related costs (2)	8,966	3,836	6,379
Changes in operating assets and liabilities	(6,416)	21,919	(42,008)
Purchases of property and equipment	(30,528)	(24,450)	(24,504)
Other, net	(2,599)	245	(313)
Unlevered Free Cash Flow (3)	$59,977	$41,944	$44,997

Net cash provided by (used in) investing activities	$35,224	$(24,275)	$24,363
Net cash used in financing activities	$(10,957)	$(10,601)	$(13,362)

EARTHLINK, INC.
Reconciliation of Guidance Provided in Non-GAAP Measure (3)
(in millions)

Year Ending
December 31, 2012

Net income	$3 - $5
Interest expense and other, net	64
Income tax benefit	(4) - (3)
Depreciation and amortization	185 - 187
Stock-based compensation expense	11 - 12
Restructuring, acquisition and integration-related costs (2)	18
Adjusted EBITDA (3)	$277 - $283

EARTHLINK, INC.
Supplemental Schedule of Segment Information (4)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012

Business Services
Revenues	$265,743	$257,061	$675,729	$774,807
Cost of revenues (excluding depreciation and amortization)	132,718	132,145	339,325	405,519
Gross margin	133,025	124,916	336,404	369,288
Direct segment operating expenses	82,919	85,560	216,621	254,501
Segment operating income	$50,106	$39,356	$119,783	$114,787
Consumer Services
Revenues	$91,547	$77,725	$288,138	$242,533
Cost of revenues (excluding depreciation and amortization)	28,609	25,775	90,082	79,954
Gross margin	62,938	51,950	198,056	162,579
Direct segment operating expenses	17,820	16,700	55,257	49,727
Segment operating income	$45,118	$35,250	$142,799	$112,852
Consolidated
Revenues	$357,290	$334,786	$963,867	$1,017,340
Cost of revenues	161,327	157,920	429,407	485,473
Gross margin	195,963	176,866	534,460	531,867
Direct segment operating expenses	100,739	102,260	271,878	304,228
Segment operating income	95,224	74,606	262,582	227,639
Depreciation and amortization	46,567	45,665	113,336	136,899
Restructuring, acquisition and integration-related costs	8,966	6,379	24,517	13,736
Corporate operating expenses	8,088	7,768	23,908	22,305
Income from operations	$31,603	$14,794	$100,821	$54,699

EARTHLINK, INC.
Supplemental Schedule of Revenue Detail
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012

Business Services
Retail services	$218,650	$210,066	$546,075	$635,840
Wholesale services	37,228	38,164	98,915	112,923
Other services	9,865	8,831	30,739	26,044
Total revenues	265,743	257,061	675,729	774,807
Consumer Services
Access services	78,520	65,940	249,380	206,442
Value-added services	13,027	11,785	38,758	36,091
Total revenues	91,547	77,725	288,138	242,533
Total Revenues	$357,290	$334,786	$963,867	$1,017,340

EARTHLINK, INC.
Supplemental Financial Data

	September 30,	December 31,	June 30,	September 30,
	2011	2011	2012	2012
Balance Sheet Data	(in thousands)
Cash and marketable securities	$515,310	$241,390	$257,964	$310,165
Debt (5)	880,591	624,800	624,800	624,800
Stockholders' equity	762,521	753,144	745,023	734,721

Employee Data
Number of employees at end of period (6)	3,201	3,241	3,120	3,264

EARTHLINK, INC.
Business Services Operating Metrics

	September 30,	December 31,	June 30,	September 30,
	2011	2011	2012	2012
Total EarthLink Business
Total fiber optic route miles (7)	28,757	28,804	28,804	28,804
Colocations	1,340	1,415	1,415	1,415
Voice and data switches	55	56	56	56

EARTHLINK, INC.
Consumer Services Operating Metrics

	September 30,	December 31,	June 30,	September 30,
	2011	2011	2012	2012
Consumer Subscriber Detail
Narrowband access subscribers	780,000	741,000	676,000	650,000
Broadband access subscribers	630,000	609,000	568,000	547,000
Total consumer subscribers	1,410,000	1,350,000	1,244,000	1,197,000

	Three Months Ended
	September 30,	December 31,	June 30,	September 30,
	2011	2011	2012	2012
Consumer Subscriber Activity
Subscribers at beginning of year	1,478,000	1,410,000	1,295,000	1,244,000
Gross organic subscriber additions	49,000	48,000	37,000	44,000
Churn	(117,000)	(108,000)	(88,000)	(91,000)
Subscribers at end of period	1,410,000	1,350,000	1,244,000	1,197,000

Consumer Metrics
Average consumer subscribers (8)	1,442,000	1,379,000	1,270,000	1,218,000
ARPU (9)	$21.13	$21.2	$21.17	$21.27
Churn rate (10)	2.7%	2.6%	2.3%	2.5%

EARTHLINK, INC.
Footnotes to Consolidated Financial Highlights

1.
On April 1, 2011, EarthLink completed its acquisition of One Communications, a privately-held, multi-regional integrated telecommunications solutions provider serving customers in the Northeast, Mid-Atlantic and Upper Midwest. The results of operations of One Communications have been included in EarthLink's consolidated financial statements since the acquisition date.

2.	Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Severance and retention costs	$3,783	$2,051	$13,608	$5,111
Transaction-related costs	325	373	4,867	1,366
Integration-related costs	593	3,614	834	6,944
Facility-related costs	4,208	336	4,688	491
Acquisition and integration-related costs	8,909	6,374	23,997	13,912
Facility exit and restructuring costs	57	5	520	(176)
Restructuring, acquisition and integration-related costs	$8,966	$6,379	$24,517	$13,736

Acquisition and integration-related costs consist of costs directly related to EarthLink's acquisitions, such as advisory, legal, accounting, valuation and other professional fees; employee severance and retention costs; facility-related costs, such as lease termination and asset impairments; and integration-related costs, such as system conversion, rebranding costs and integration related consulting and employee costs.

Facility exit and restructuring costs consist of costs incurred for EarthLink's restructuring plans. In August 2007, EarthLink adopted a restructuring plan (the "2007 Plan") to reduce costs and improve the efficiency of the Company's operations. The 2007 Plan was the result of a comprehensive review of operations within and across the Company's functions and businesses. Under the 2007 Plan, the Company reduced its workforce by approximately 900 employees, closed office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania; and San Francisco, California and consolidated its office facilities in Atlanta, Georgia and Pasadena, California. The 2007 Plan was primarily implemented during 2007 and 2008. However, there have been and may continue to be changes in estimates to amounts previously recorded.

3.
Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less purchases cash used for of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies. Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

4.
The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services . The Company’s Business Services segment provides a comprehensive suite of communications and technology services, including voice, data, managed network services, cloud hosting and equipment services, to business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed IT services; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers; and (3) other services, which includes the sale of customer premises equipment and web hosting. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes include narrowband and broadband Internet access services and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking, email storage and Internet call waiting; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

During the three months ended September 30, 2012, the Company changed the basis of measurement of segment income. Certain corporate operating expenses previously included in segment operating income are now excluded from segment operating income, as they are not costs over which segment managers have direct discretionary control. Accordingly, the Company has reclassified segment operating expenses and segment operating income for all periods presented.

5.
Debt represents the principal amount of EarthLink's Senior Notes, EarthLink's Convertible Senior Notes and ITC^DeltaCom's Senior Secured Notes. Below is a summary of the carrying amount of EarthLink's debt (in thousands):

	September 30,	December 31,	June 30,	September 30,
	2011	2011	2012	2012
EarthLink Senior Notes - Principal	$300,000	$300,000	$300,000	$300,000
EarthLink Senior Notes - Discount	(10,005)	(9,779)	(9,310)	(9,067)
EarthLink Convertible Senior Notes - Principal	255,791	—	—	—
EarthLink Convertible Senior Notes - Discount	(1,744)	—	—	—
ITC^DeltaCom Senior Secured Notes - Principal	324,800	324,800	324,800	324,800
ITC^DeltaCom Senior Secured Notes - Premium	23,143	22,056	19,780	18,622
Carrying amount of debt	$891,985	$637,077	$635,270	$634,355

6.	Represents full-time equivalents.

7.
As of September 30, 2011, includes 24,812 route miles owned or obtained through indefeasible rights to use (IRU) and 3,945 marketed and managed route miles. As of December 31, 2011, June 30, 2012 and September 30, 2012, includes 24,859 route miles owned or obtained through indefeasible rights to use (IRU) and 3,945 marketed and managed route miles.

8.
Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period. Average subscribers for the nine month periods is calculated by averaging the ending monthly subscribers or accounts for the ten months preceding and including the end of the period.

9.
ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

10.
Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis. Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.